Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated September 15, 2010, relating to the financial statements of China Inc. as of June 30, 2010 and 2009 and for the years ended June 30, 2010 and 2009 and for the period from May 30, 2008 (Inception) through to June 30, 2010.  We also consent to the reference to our Firm under the caption Experts .

/s/ ANTON & CHIA, LLP

Newport Beach, California

September 15, 2010